CarLotz Strengthens Executive Leadership Team
Ozan Kaya Named President
Eugene Kovshilovsky Named Chief Technology Officer

March 31, 2022 – Richmond, VA – CarLotz ("The Company" or "CarLotz"; NASDAQ: LOTZ), a leading consignment-to-retail used vehicle marketplace, today announced the appointment of Ozan Kaya to the role of President, a new role at the Company, and Eugene Kovshilovsky to the role of Chief Technology Officer. Mr. Kaya’s appointment will be effective April 25, 2022, and Mr. Kovshilovsky’s appointment will be effective April 17, 2022. Mr. Kaya and Mr. Kovshilovsky will report to incoming-CEO Lev Peker.
“On behalf of the Company and incoming-CEO, Lev Peker, I am extremely pleased to welcome Ozan and Eugene to the CarLotz leadership team,” said Luis Solorzano, Chairman of the Board. “Ozan brings a deep knowledge of building strong customer experiences and relationships based on operational excellence, which will support the Company’s growth and drive our mission to create the world’s greatest vehicle buying and selling experience,” said Solorzano. “Eugene has demonstrated expertise in scaling technology solutions to best serve both the company and its customers. Their skills will be invaluable to the organization as CarLotz enters its next chapter of growth,” Solorzano continued.
As President, Mr. Kaya primarily will be responsible for hub operations and revenue and inventory management. Mr. Kaya was previously Chief Financial Officer and Chief Operating Officer of ShopRunner, a members-only e-commerce platform. Prior to that, he was Chief Financial Officer at Kapow, a leading online platform for companies to book events across the United States.
“I am honored to join CarLotz and contribute to executing the Company’s innovative business model with my CarLotz teammates in Richmond and in the 22 hubs across the country,” said Mr. Kaya. “I look forward to making an impact on this unique company and working alongside our consumer and commercial consignors, partners and teammates in the coming weeks.”
Mr. Kovshilovsky was most recently Senior Vice President of Software Engineering at CarParts.com. Prior to that, he was Vice President of Engineering at EnterpriseAlumni.
“I look forward to joining the Company and leading the technology efforts at CarLotz, building upon the strong technology infrastructure, to continue to ensure the best experiences for our guests, whether they are buying, selling, or consigning their vehicles through CarLotz,” said Mr. Kovshilovsky.
In addition, the Company also reported that John Foley, Chief Operating Officer, and Dan Valerian, Chief Technology Officer, will be departing in April. “On behalf of the Board of Directors and all CarLotz teammates, I would like to send my most sincere thanks to John and Dan for their contributions and many years of service to CarLotz. We all wish them the very best in their future endeavors,” said Solorzano.

About CarLotz
CarLotz is a leading consignment-to-retail used vehicle marketplace that provides our corporate vehicle sourcing partners and retail sellers of used vehicles with the ability to easily access the retail sales channel. Our mission is to create the world's greatest vehicle buying and selling experience. We operate a technology-enabled buying, sourcing, and selling model that offers an omni-channel experience and comprehensive selection of vehicles. Our proprietary technology provides our corporate vehicle sourcing partners with real-time performance metrics and data analytics, along with custom business intelligence reporting that enables vehicle triage optimization between the wholesale and retail channels.

Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include statements that are not historical facts, such as statements concerning possible or assumed future actions, business strategies, events or results of operations, including statements regarding CarLotz’ expectations or predictions of future financial or business performance or conditions. Forward-looking statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions. Such statements are based on management’s current expectations and are not guarantees of future performance. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause such differences include those disclosed in CarLotz’ filings with the SEC, including those resulting from the impact of the ongoing Covid-19 pandemic on our business and general business and economic conditions and our ability to successfully execute our business plan. Forward-looking statements speak only as of the date they are made, and CarLotz is under no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

CONTACTS

Investors:
Susan Lewis, VP - Investor Relations
slewis@CarLotz.com
Or
CarLotzIR@icrinc.com

Media:

Leslie Griles
Leslie.Griles@CarLotz.com
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